Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Form S-8 (File No. 333-117235) of Golden Cycle Gold Corporation of our report dated February 9, 2005, which appears in the consolidated financial statements included in this Company’s Form 10-KA for the year ended December 31, 2004.

Ehrhardt Keefe Steiner & Hottman, PC

Denver, Colorado

June 28, 2005